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VERIO INC. REDUCES DILUTION IN HIWAY DEAL

ENGLEWOOD, CO (NOVEMBER 17, 1998) - Verio Inc. (NASDAQ:VRIO), a leading provider of comprehensive business Internet services, TODAY ANNOUNCED AN AGREEMENT WITH HIWAY TECHNOLOGIES, INC. ("HIWAY") TO REALLOCATE the stock and cash portions of the consideration to be paid in their previously announced merger, resulting in significantly reduced dilution to Verio's shareholders.

Under the revised agreement Verio will issue 4.92 million fully diluted shares and $176.0 million in cash for the purchase of Hiway. The previous agreement, announced on July 28, 1998, called for 8.67 million shares and $101 million in cash, resulting in an aggregate implied transaction value of approximately $330 million at that time. Approximately 60 percent of the shares being issued will be subject to a six-month lockup. The new agreement has been approved unanimously by both companies' Boards of Directors and a majority of Hiway's shareholders. A target closing date has been set for January 1, 1999.

Justin L. Jaschke, Verio's Chief Executive Officer noted the following benefits of the revised agreement: "The improved mix of cash and stock will reduce the dilution to Verio's existing shareholders at a very attractive price, while providing additional liquidity to Hiway's shareholders. It also will reduce the amount of unrestricted stock to be issued in the transaction. We are more enthusiastic than ever about the powerful combination of Verio and Hiway, and have already identified several significant new opportunities that we intend to pursue together. Plans for the integration of the two companies are well underway as we intend to move aggressively to capitalize on our leadership position in the enhanced services arena."

This acquisition, together with Verio's other Web hosting operations, will result in Verio becoming the world's largest domain name-based Web hosting company. Together with its position as one of the nation's leading providers of connectivity and enhanced services to businesses, Verio offers its customers a full suite of solutions for their Internet-related needs.


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ABOUT VERIO INC.

Verio Inc. (NASDAQ:VRIO) is a leading provider of comprehensive business Internet services -INCLUDING BROADBAND CONNECTIVITY, VIRTUAL PRIVATE NETWORKS, WEB HOSTING SOLUTIONS AND E-COMMERCE - with an emphasis on serving the small and mid-sized business market. Since its inception in March 1996, Verio has rapidly established a global presence through the acquisition, integration and growth of independent Internet providers with a business customer focus. VERIO'S OPERATIONS ARE SUPPORTED BY HIGHLY RELIABLE AND SCALABLE NATIONAL INFRASTRUCTURE AND SYSTEMS INCLUDING A FACILITIES BASED TIER ONE NATIONAL NETWORK. Verio delivers locally-based sales and engineering support in 39 of the top 50 U.S. markets under the Verio brand name and provides Web hosting services to customers in more than 100 countries.

For more information on Verio, visit the company's Web site at www.verio.com. The corporate headquarters are located in Englewood, Colorado at 8005 S. Chester St., Suite 200, 80112, phone number 303.645.1900.

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Except for the historical information contained herein, certain matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including but not limited to fluctuations in operating results, additional capital requirements, competition, integration of acquisitions and implementation of network infrastructure. Readers are also encouraged to refer to Verio's reports from time to time filed with the Securities and Exchange Commission, including the Company's Current Report on Form 8-K filed on July 7, 1998, and the Company's Current Report on Form 8-K filed on October 28, 1998, for a further discussion of Verio's business and risk factors that may affect operating and financial results and the financial information provided herein with respect to recent acquisitions.